UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2012

MEETINGHOUSE BANCORP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-54779	45-4640630
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

2250 Dorchester Avenue, Massachusetts, 02124

(Address of principal executive offices) (Zip Code)

(617) 298-2250

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 19, 2012, Meetinghouse Bancorp, Inc. (the “Company”) and its wholly owned subsidiary, Meetinghouse Bank (the “Bank”), entered into a three-year employment agreement with Anthony A. Paciulli, President and Chief Executive Officer of the Company and the Bank.  Also on November 19, 2012, the Bank entered into two-year change in control severance agreements with Wayne Gove, Chief Financial Officer, Senior Vice President and Chief Compliance Officer of the Bank, and Steven K. Borgerson, Vice President and Lending Officer of the Bank.  In addition, on November 19, 2012, the board of directors of the Bank adopted the Meetinghouse Bank Employee Severance Compensation Plan.  The material terms of the above-stated agreements and plans were previously disclosed in the Company’s Registration Statement on Form S-1 (File No. 333-180026), as declared effective by the U.S. Securities and Exchange Commission on August 10, 2012.

Item 8.01                                           Other Events.

On November 19, 2012, the Company issued a press release announcing that it completed the mutual-to-stock conversion of the Bank and the Company’s public stock offering.  A total of 661,250 shares of common stock were sold in the subscription and community offering at $10.00 per share.  The total number of shares of common stock outstanding upon completion of the offering is 661,250 shares.  The Bank also reported unaudited fiscal 2012 financial results.

A copy of the press release is attached as Exhibit 99.1 and incorporated by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

Number	Description

10.1	Employment Agreement, dated November 19, 2012, by and among Meetinghouse Bancorp, Inc., Meetinghouse Bank and Anthony A. Paciulli

10.2	Change in Control Severance Agreement, dated November 19, 2012, by and between Meetinghouse Bank and Wayne Gove

10.3	Change in Control Severance Agreement, dated November 19, 2012, by and between Meetinghouse Bank and Steven K. Borgerson

10.4	Meetinghouse Bank Employee Severance Compensation Plan, dated November 19, 2012.

99.1	Press Release dated November 19, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

MEETINGHOUSE BANCORP, INC.

Date: November 20, 2012	By:	/s/ Anthony A. Paciulli
Anthony A. Paciulli
President and Chief Executive Officer